UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2017

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance, California	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2017, the Board unanimously approved a resolution to amend the Amended and Restated By-Laws (as amended, the “By-Laws”) of Motorcar Parts of America, Inc. (the “Company”) which increased the maximum number of directors on the Board from eight to ten. See Item 5.03 and the press release attached hereto as Exhibit 99. Based on the Board vacancies that were created by the amendment expanding the maximum number of directors of the Board and in accordance with the By-Laws, the Board appointed Timothy D. Vargo  and Barbara L. Whittaker as new directors of the Board.

Timothy D. Vargo serves as Chief Executive Officer and President of Kele, Inc., a company that supplies building automation equipment, and serves as a director of Kele Holdco Inc. Prior to joining Kele, he held a variety of senior executive and board positions at AutoZone, TruckPro and Auto Teile-Unger. Mr. Vargo served as the President, Chief Executive Officer and Chief Restructuring Officer of TruckPro from 2008 to 2010 and served on the board of TruckPro from 2004 to 2010. He was a board member of Kohlberg Kravis Roberts & Co. L.P.-owned Auto Teile-Unger from 2003 to 2008. He served as President of AutoZone, Inc. from March 1997 to May 2001, served as its Chief Operating Officer from December 1996 to May 2000 and served on its board of directors from 1997 to 2001.

Barbara L. Whittaker is a business strategist and procurement and supply chain expert with extensive experience in the automotive industry, with both original equipment manufacturers and suppliers, and in the aftermarket. In 2010 Mrs. Whittaker founded BW Limited llc, which provides companies business and procurement strategies that lead to improved performance. Previously, Ms. Whittaker worked for the General Motors Corporation and Delphi Automotive in leadership positions of increasing responsibility. Prior to her retirement from General Motors, Ms. Whittaker’s position was Executive Director of Global Purchasing. Mrs. Whittaker previously served in Chevrolet’s Division of General Motors Corporation in Production Control and Scheduling, with an emphasis on Supply Chain. Mrs. Whittaker holds a Bachelor of Industrial Administration degree from General Motors Institute (now Kettering University), MBA degree from Wayne State University, and has also completed the Advanced Management Program at INSEAD in France, and the Executive Development program at University of Michigan. In addition to this formal education, she holds Six Sigma Green Belt certification and is well versed in lean production systems (including General Motors’ Global Manufacturing System). She has also held board of directors positions for Detroit Manufacturing Systems, ChannelNet and Piston Group, each of which is privately held.

Item 5.03.	Amendments to the Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 17, 2017, the Board adopted and approved, effective immediately, an amendment to the Amended and Restated By-Laws of the Company that increased the maximum number of directors constituting the entire Board from eight to ten directors. The foregoing description of the amendment to the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the amendment to the Amended and Restated By-Laws, attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

3.1	Amendment to the Amended and Restated By-Laws of Motorcar Parts of America, Inc., as adopted on February 17, 2017.
99	Press Release dated February 21, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: February 22, 2017	By:	/s/ Michael M. Umansky
Michael M. Umansky Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amendment to the Amended and Restated By-Laws of Motorcar Parts of America, Inc., as adopted on February 17, 2017.
99	Press Release dated February 21, 2017